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                                                                EXHIBIT 10(f)(i)
                                  UST CORP.
                           STOCK COMPENSATION PLAN



SECTION 1:  PURPOSE; DEFINITIONS

        The UST CORP. STOCK COMPENSATION PLAN (the "Plan") was established in 1992 to enable UST CORP. and its Subsidiaries to reward officers and other key employees so as to encourage them to expend special efforts to increase shareholder value. The amended and restated Plan set forth herein is a continuation of the Plan as originally adopted and shall be effective as provided at Section 10 below. Awards under the Plan as herein amended and restated which are made prior to the stockholder approval described in Section 10 shall be subject to such approval.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)     "BOARD" means the Board of Directors of the Company.

        (b) "CHANGE OF CONTROL" and "CHANGE OF CONTROL PRICE" have the meanings set forth in Section 8.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (d) "COMMITTEE" means the committee appointed by the Board to administer the Plan in accordance with Section 2.

        (e) "COMPANY" means UST Corp., a corporation organized under the laws of the Commonwealth of Massachusetts, and any successor corporation.

        (f) "DISABILITY" means permanent and total disability as determined under the Company's disability program.

        (g) "DISINTERESTED PERSON" has the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934 as applicable to the Company on the date of reference.

        (h) "ELIGIBLE EMPLOYEE" means an employee of the Company or any Subsidiary as described in Section 4.

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        (i)     "FAIR MARKET VALUE" means, as of any given date, the average of the high and low trading prices of the Stock on the NASDAQ
                 National Market System on such date, or if the Stock did not trade on such date, on the next preceding day on which trades were made.

        (j) "INCENTIVE STOCK OPTION" means any Stock Option intended to qualify as an "incentive stock option" within the meaning of
                 Section 422 of the Code.

        (k) "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

        (l) "PARTICIPANT" means any Eligible Employee selected by the Committee to receive grants under the Plan.

        (m) "RESTRICTED STOCK" means Stock awarded pursuant to Section 6 that is subject to restrictions which lapse upon the satisfaction of performance and/or service criteria specified by the Committee.

        (n)     "STOCK" means the common stock of the Company.

        (o) "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

        (p) "SUBSIDIARY" means any corporation in which the Company owns, directly or indirectly 50% or more of the total combined voting power of all classes of stock of such corporation.


SECTION 2:  ADMINISTRATION

        The Plan shall be administered by a Committee composed of not fewer than two members of the Board, all of whom are Disinterested Persons. Members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board.

        The Committee shall have the power and authority, in its discretion:

        (i) to select Participants from among those employees of the Company and the Subsidiaries who are Eligible Employees;

        (ii) to determine whether and to what extent Stock Options, Restricted Stock, or any combination of the foregoing, are to be granted to Eligible Employees hereunder;


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        (iii)   to determine the number of shares of Stock to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder; and

          (v) to determine the terms and conditions of any written instruments evidencing Stock Options, Restricted Stock, or any combination of the foregoing awarded under the Plan.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.


SECTION 3:  STOCK SUBJECT TO PLAN

        Subject to adjustment in accordance with the third and fourth paragraphs of this Section 3, the maximum number of shares of Stock reserved and available for awards made under the Plan in any calendar year shall be equal to (i) 1 1/4% of the total number of shares of Stock outstanding as of the beginning of that year, plus (ii) any unused portion of the annual limit for prior years. In determining the number of shares available in 1994 and any carryover from 1994, the number of shares determined under (i) above for 1994 shall be increased by 350,000. Notwithstanding the foregoing, no more than 1,000,000 shares of Stock in the aggregate (subject to adjustment under the third and fourth paragraphs of this Section 3) may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

        Subject to adjustment in accordance with the fourth paragraph of this
Section 3, no Participant may be awarded, in any calendar year, Stock Options covering more than 175,000 shares. For purposes of the immediately preceding sentence, the repricing of a Stock Option shall be treated as a new award and shall count against the specified share limit. The provisions of this paragraph and of the proviso set forth in the immediately following paragraph shall apply to awards of Stock Options under the Plan only to the extent required in order for Stock Options under the Plan to qualify


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for the performance-based compensation exception described in Section
162(m)(4)(C) of the Code.

        To the extent that a Stock Option expires or is otherwise terminated without being exercised, or shares of Restricted Stock are forfeited, the shares of Stock underlying such Stock Option or the forfeited shares of Restricted Stock, as the case may be, shall again be available for issuance in connection with future awards under the Plan; provided, that any such future award of a Stock Option (if made to the same Participant and in the same year as the award of the expired or terminated Stock Option) shall count against the annual per-Participant Stock Option award limit described in the preceding paragraph.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate adjustment in (i) the aggregate number of shares of Stock reserved for issuance under the Plan or for which awards may be made under the Plan, and (ii) the number and Option Price of shares of Stock subject to outstanding Stock Options granted under the Plan; provided, that the number of shares of Stock subject to any award shall always be a whole number. The Committee may make other substitutions or adjustments, but no such substitution or adjustment shall be effective if it would cause any Stock Option previously granted to an individual described in
Section 162(m)(3) of the Code to fail to qualify for the performance-based compensation exception prescribed by Section 162(m)(4)(C) of the Code; and further provided, that no such substitution or adjustment shall be effective, without the Participant's consent, if it would cause the Incentive Stock Options status of any Stock Option held by the Participant to be impaired.

        Shares issued pursuant to Plan awards may consist in whole or in part of authorized and unissued shares or of treasury shares.


SECTION 4:  ELIGIBILITY

        Officers and other key employees of the Company or Subsidiaries who are responsible for or contribute to the growth and/or profitability of the business of the Company or its Subsidiaries shall be eligible to be granted awards hereunder. The Participants under the Plan shall be selected from time to time by the Committee from among those Eligible Employees, and the Committee shall determine the number of shares of Stock covered by each award.


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SECTION 5:  STOCK OPTIONS

        Stock Options may be granted alone, in addition to or in combination with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Committee shall determine, which agreement shall set forth, either expressly or by incorporation of the terms of the Plan, among other things, the Option Price, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder.

        Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Only those Stock Options specifically designated as Incentive Stock Options shall be treated as such; all other Stock Options shall be treated as Non-Qualified Stock Options.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee may determine:

        (a) OPTION PRICE. The Option Price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the date of grant but in the case of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock on such date.

        (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

        (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee may accelerate the exercisability of a Stock Option at any time, to such extent as it may determine.


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        (d)     TIMING AND METHOD OF EXERCISE.  The exercise of a Stock Option shall be accomplished by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the Option Price in cash or check, by surrender of other shares of Stock which have been held by the Participant for six months or more (or for such other period as the Committee may determine) and which have a value equal to the Option Price of the shares of Stock as to which the Stock Option is being exercised, by delivery of a properly executed exercise notice together with irrevocable instructions to the Participant's broker to deliver promptly to the Company the amount of sale proceeds required to pay the Option Price, or by any combination of the foregoing. The Company shall, prior to the delivery of any shares of Stock subject to an exercise, make arrangements for the payment of withholding taxes, if any, as provided in
                Section 9(d).

        (e) NON-TRANSFERABILITY OF OPTIONS. No Incentive Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Nonqualified Stock Options shall be transferable (i) only to the extent, if any, determined by the Committee, and (ii) in the case of any such Stock Option the grant of which is intended to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, only to the extent, if any, that transferability is permitted (consistent with such exemption) by such Rule.

        (f) TERMINATION BY REASON OF DEATH. If a Participant's employment with the Company or any Subsidiary terminates by reason of death, any Stock Option held by the Participant at time of death may thereafter be exercised, to the extent exercisable immediately prior to death (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

        (g) TERMINATION BY REASON OF DISABILITY. If a Participant's employment with the Company or any


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                Subsidiary terminates by reason of Disability, any Stock
                Option held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Committee shall determine at or after grant), for a period of one year (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, provided, however, that, if the Participant dies within such one-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year (or such shorter period as the Committee shall specify at grant) from the time of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (h)    OTHER TERMINATION.  Except as otherwise provided in this
                Section 5, unless otherwise determined by the Committee, if a Participant's employment with the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option may thereafter be exercised to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Committee shall determine at or after grant) for the lesser of three months from the date of termination or until the expiration of such Stock Option's term; provided, that if the Participant's employment is terminated for cause, all Stock Options then held by the Participant shall terminate immediately.


SECTION 6:  RESTRICTED STOCK

         (a) GENERAL. Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the Eligible Employees to whom, and the time or times at which, grants of Restricted Stock will be made; the number of shares of Stock to be awarded; the price, if any, to be paid by the recipient of Restricted Stock; any performance objectives applicable to Restricted Stock awards; the date or dates on which restrictions applicable to such Restricted Stock shall lapse during the Restricted Period (as defined at Section 6(c)(i) below); and all other conditions of the Restricted Stock awards. The performance


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                objectives, if any, to which a grant of Restricted Stock may be subject may include, without limitation, objectives based on the performance of the Company, the performance of one or more Subsidiaries, the performance of one or more divisions or other business segments, personal performance, or external performance measures, all as determined by the Committee. The Committee may also condition the grant of Restricted Stock upon the exercise of Stock Options or upon such other criteria as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) AWARDS AND CERTIFICATES. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, within a period of 60 days (or such other period as the Committee may specify) after the award date. The stock certificate or certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the UST Corp. Stock Compensation Plan and a Restricted Stock Award Agreement entered into between the registered owner and UST Corp. Copies of such Plan and Agreement are on file in the offices of UST Corp."

         The Committee may require that the stock certificates evidencing such shares of Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, related to the Stock covered by such award.

         (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 6


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                 shall be subject to the following restrictions and conditions:

         (i) Subject to the provisions of the Plan and the Restricted Stock Award Agreement, during such period as may be set by the Committee commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In the case of a Restricted Stock award providing for the lapsing of restrictions only upon the attainment of performance related goals, the Restricted Period shall be deemed to continue until such performance related goals have been met. Within these limits, the Committee may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, including, but not limited to, the attainment of performance related goals, the Participant's termination of employment, death or Disability, or the occurrence of a "Change of Control" as defined in Section 8 below.

         (ii) Except as provided in clause (c)(i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon. Certificates for shares of unrestricted Stock shall be delivered to the Participant as soon as practicable after the Restricted Period expires without such shares of Stock having been forfeited. The Company's obligation to deliver vested shares of Stock upon the expiration of the Restricted Period (whether in the normal course or on an accelerated basis as described in the preceding paragraph) shall be subject to the Company's being satisfied that arrangements for the payment of withholding taxes, if any, as provided in Section 9(d) have been made.

         (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 6, upon termination of employment for any reason during the Restricted Period, all shares of Stock still subject to restriction shall be forfeited by the Participant, and the Participant shall only


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                receive the amount, if any, paid by the
                Participant for such Restricted Stock.


SECTION 7:  AMENDMENT AND TERMINATION

        The Board may amend, alter, or discontinue the Plan at any time; provided, that no such amendment or alteration shall be effective without the approval of the stockholders to the extent that stockholder approval is required to preserve the qualification of the Plan under Section 162(m)(4)(C) or Section 422 of the Code or its exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee may, consistent with the terms of the Plan, prospectively or retroactively amend the terms of any previously granted award. In no event, however, shall any amendment or alteration (whether affecting the Plan generally or particular awards) impair the rights of any Participant under any then outstanding award without the consent of such Participant.


SECTION 8:  CHANGE OF CONTROL

        The following acceleration and valuation provisions shall apply in the event of a "Change of Control" as defined in this Section 8:

          (a)     As of the date of the "Change of Control":

          (i) any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

          (ii) the restrictions applicable to any Restricted Stock awarded under the Plan shall lapse and such shares shall be deemed fully vested; and

          (iii) any Participant to whom a Stock Option shall have been granted shall have the right (subject to any legal limitations applicable to such Stock Option, including any limitations required to preserve the qualification under Section 422 of the Code of any such Stock Option that is an Incentive Stock Option) to receive in respect of such Stock Option, and in extinguishment thereof, for each share of Stock subject to such Stock Option an amount equal to the excess of (x) the "Change of Control Price" (as defined in paragraph (c) of this Section 8) of the securities, cash or other property, or combination thereof, which would be received in


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                connection with the transaction giving rise to the Change of
                Control in respect of a share of Stock, over (y) the Option Price of such Stock Option, unless provision is made in connection with such transaction for the substitution for such Stock Option of new options of the successor corporation or parent thereof, with appropriate adjustments as to the number and kind of shares and the per share Option Price as provided in Section 3 hereof.

         (b) For purposes of paragraph (a) of this Section 8, a "Change of Control" shall be deemed to have occurred if:

         (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act, (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

         (ii) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this
                Section 8(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

         (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of


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                the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control of the Company; or

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (c) For purposes of this Section 8, "Change of Control Price" means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange on which the Stock is traded at any time during the sixty-day period preceding the Change of Control, as determined by the Committee; provided, however, that, in the case of Incentive Stock Options such price shall not be the higher of the foregoing items (i) and
                (ii), but shall be the Fair Market Value of the securities, cash or other property, or combination thereof, which would be received in connection with the transaction on the date of such Change of Control.


SECTION 9:  GENERAL PROVISIONS

         (a) The Committee may require each person purchasing shares of Stock pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         (b) All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer


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                orders and other restrictions as the Committee may deem
                advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

         (c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (d) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.


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         (e)    No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.


SECTION 10:  EFFECTIVE DATE OF PLAN

        The Plan as herein amended and restated shall be effective on the date it is adopted by the Board, subject to the approval by the Company's stockholders within twelve months of the date it is adopted by the Board.


SECTION 11:  TERM OF PLAN

        No Stock Option or Restricted Stock award shall be granted under the Plan on or after ______________ _______, 2004,1 but awards granted prior to said date may extend beyond that date.



                         * * * * END OF PLAN * * * *



________________________

         1  [The day before the tenth anniversary of adoption by the Board.]


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